As filed with the Securities and Exchange Commission on July 28, 2000

                          Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        --------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                      TROPICAL SPORTSWEAR INT'L CORPORATION
               (Exact Name of Issuer as Specified in its Charter)
                               Florida 59-3424305
                (State or Other Jurisdiction of (I.R.S. Employer
                  Incorporation or Organization) Identification
                                    Number)

                             4902 West Waters Avenue
                            Tampa, Florida 33634-1302
                                 (813) 249-4900
             (Address, including zip code, and telephone number of
                          principal executive offices)

                      TROPICAL SPORTSWEAR INT'L CORPORATION
                          2000 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                               N. LARRY McPHERSON
                       Senior Vice President and Treasurer
                      TROPICAL SPORTSWEAR INT'L CORPORATION
                             4902 West Waters Avenue
                            Tampa, Florida 33634-1302
                                 (813) 249-4900
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                                STEPHEN A. OPLER
                                ALSTON & BIRD LLP
                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424
                                 (404) 881-7000
                             -----------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================

------------------------------------- ----------------------- ------------------------- -------------------------- -----------------

                                                                      Proposed                  Proposed
        Title of Securities                 Amount to                 Maximum                    Maximum               Amount of
          to be Registered                be Registered            Offering Price               Aggregate          Registration Fee
                                                                   Per Share (1)           Offering Price (1)
------------------------------------- ----------------------- ------------------------- -------------------------- -----------------
------------------------------------- ----------------------- ------------------------- -------------------------- -----------------

Common Stock, $.01 par value per           500,000 (2)                 $17.41                  $8,705,000               $2,298
share

------------------------------------- ----------------------- ------------------------- -------------------------- -----------------

(1) Determined in accordance with Rule 457(h), the registration fee calculation is based on the average of the high and low prices of a share of the Registrant's Common Stock reported on the Nasdaq National Market on July
     26, 2000.

(2) Amount to be registered includes 500,000 shares which may be granted to participants under the Plan, plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.

                                      II-6
                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         (a) The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

         (b) Upon written or oral request, Tropical Sportswear Int'l Corporation (the "Company") will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents requested to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information should be directed to N. Larry McPherson at the address on the cover of this Registration Statement.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Company (File No. 000-23161) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference and are deemed to be a part hereof from the date of the filing of such documents:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended October 2, 1999.

         (2)      All other reports filed by  the Company pursuant to Section 13
(a) or 15(d) of the Exchange Act since October 2, 1999.

         (3) The description of the Company's Common Stock contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

         (4) All other documents  subsequently  filed by the Company pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

         Any  statement   contained  in  a  document   incorporated   or  deemed
incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.  Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Florida Business Corporation Act (the "Florida Act") permits a Florida corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

        The Company's Articles of Incorporation and Bylaws provide that the Company shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the Florida Act. In addition, the Company may enter into Indemnification Agreements with its directors and executive officers in which the Company may agree to indemnify such persons to the fullest extent now or hereafter permitted by the Florida Act.

        The indemnification provided by the Florida Act, and the Company's Bylaws is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

        The Company may obtain a liability insurance policy for its directors and officers as permitted by the Florida Act which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not Applicable.

ITEM 8.  EXHIBITS

         The exhibits listed in the Exhibit Index are filed as part of this Registration Statement.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)     To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii)  To  include  any  material   information  with
         respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on July 26, 2000.


                                      TROPICAL SPORTSWEAR INT'L CORPORATION


                                      By:    /s/ N. Larry McPherson
                                             N. Larry McPherson
                                             Senior Vice President and Treasurer


                                Power of Attorney

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints William W. Compton and Michael Kagan and each of them (with full power in each to act alone), as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           Signature                                       Capacity                             Date

                                                     Chairman of the Board,               July 26, 2000
                                                     Chief Executive
/s/ William W. Compton                               Officer, and Director
----------------------------------                   (Principal Executive Officer)
William W. Compton

                                                     Executive Vice President,            July 26, 2000
                                                     Chief Financial Officer,
/s/ Michael Kagan                                    Secretary and Director
----------------------------------                   (Principal Financial and
Michael Kagan                                        Accounting Officer)



                                                       Director                           July ___, 2000
-----------------------------------------------
Eloy S. Vallina-Laguera



/s/ Jesus Alvarez-Morodo                               Director                           July 26, 2000
-----------------------------------------------
Jesus Alvarez-Morodo



/s/ Leslie J. Gillock                                  Director                           July 26, 2000
-----------------------------------------------
Leslie J. Gillock



/s/ Donald H. Livingstone                              Director                           July 26, 2000
-----------------------------------------------
Donald H. Livingstone



/s/ Leon H. Reinhart                                   Director                           July 26, 2000
-----------------------------------------------
Leon H. Reinhart



/s/ Charles J. Smith                                   Director                           July 26, 2000
-----------------------------------------------
Charles J. Smith

                                                  Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                               EXHIBITS FILED WITH

                             REGISTRATION STATEMENT

                                   ON FORM S-8

                                      UNDER

                           THE SECURITIES ACT OF 1933



                      Tropical Sportswear Int'l Corporation
                             4902 West Waters Avenue
                            Tampa, Florida 33634-1302
                                 (813) 249-4900

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8


       Exhibit Number                     Description

              5 Opinion of Alston & Bird LLP as to the legality of the securities to be issued (filed herewith)

            23.1 Consent of Alston & Bird LLP (contained in its opinion filed herewith as Exhibit 5 and incorporated herein by reference)

            23.2         Consent of Ernst & Young LLP (filed herewith)

            24.1         Power of Attorney (contained in Part II)

            99.1 Tropical Sportswear Int'l Corporation 2000 Long-Term Incentive Plan (filed herewith)